EXHIBIT 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of First Reliance Bancshares, Inc. on Form S-8 of our report dated March 29, 2010, which appears in their Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Elliott Davis, LLC
Columbia, South Carolina
July 19, 2010